                                                                   Exhibit 10.12


                              COMMITMENT AGREEMENT

                                                              September 28, 2000


TO APBIOTECH, INC. AND AMERSHAM PHARMACIA BIOTECH LIMITED:


     Nycomed Amersham plc ("NA") and Pharmacia Corporation ("PHA" and, collectively with NA and PHA, the "Shareholders") hereby agree that if (i) the Supported Party (as defined below) is unable to satisfy its debts to Unaffiliated Parties (as defined below) and/or to repay on-demand debt issued by NA to Amersham-Pharmacia Biotech Limited or any of it subsidiaries as and when they fall due, and (ii) the Supported Party is unable to obtain alternative sources of financing, then the Shareholders shall provide to the Supported Party up to $500,000,000 in funding by electing, in their sole discretion, either to extend to the Supported Party a loan or to subscribe for ordinary shares or shares of common stock of the Supported Party, as the case may be, in either case on the terms set forth below.

     If both Shareholders elect to extend a loan, the Shareholders shall loan to the Supported Party up to an aggregate of $500,000,000. The rate of interest and terms of such loan shall be customary for credits similar to the Supported Party at the time of such loan, and such loan shall be evidenced by documentation containing terms customary for loans to such credits made by financial institutions.

     If one Shareholder wishes to elect to extend a loan pursuant to the previous paragraph and the other Shareholder wishes to elect to subscribe for ordinary shares or shares of common stock, then neither Shareholder shall subscribe for ordinary shares or shares of common stock and the Shareholders shall instead extend a loan. If both Shareholders elect to subscribe for ordinary shares or shares of common stock of the Supported Party, as the case may be, the Shareholders shall subscribe for:

(1) If the Supported Party is APBiotech, Inc. (the "Company"), an aggregate number of shares of common stock of the Company equal to the Company Number, as defined below, at an aggregate subscription price of up to $500,000,000 (such price, up to such maximum price, the "Company Aggregate Price") and a per share subscription price equal to the Reference Price. "Company Number" means the quotient of the Company Aggregate Price divided by the Reference Price (as defined below). "Reference Price" means a per share price equal to volume-weighted average sales price of the Company's common stock on the Nasdaq National Market for the twenty trading days prior to the date on which the subscription price is paid (or, if fewer than twenty trading days have elapsed between the completion of the IPO (as defined below) and such date of payment, such number of trading days as have so elapsed), as determined by Bloomberg Financial Markets.

(2) If the Supported Party is Amersham Pharmacia Biotech Limited ("Limited"), a number of ordinary shares of Limited mutually agreed by the Shareholders, for an aggregate subscription price of up to $500,000,000.

Such subscription shall be evidenced by documentation containing terms customary for private placements entered into in the United States in the biotechnology industry.

     "Supported Party" means (i) prior to the completion of the initial public offering of shares of common stock of the Company (the "IPO"), Limited, and (ii) following the completion of the IPO, the Company.

     "Unaffiliated Parties" means persons or entities other than the Company, Limited, the Shareholders and their respective affiliates.

     The obligations of the Shareholders under this letter agreement are several and not joint. Any funds provided to the Company pursuant to this Agreement shall be provided by each Shareholder ratably based on the percentage of outstanding shares of capital stock of the Supported Party held by such Shareholder at the date of this letter agreement. This letter agreement shall terminate automatically upon the earliest to occur of (i) the successful completion of the IPO and the repayment of aggregate principal amount of demand debt issued by NA to Limited or any of its subsidiaries, (ii) the day after the first anniversary of the effective date of the SEC registration statement pertaining to the IPO, and (iii) December 31, 2001.

     This letter agreement is governed by and shall be construed in accordance with the laws of the State of New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which collectively shall constitute one and the same agreement.


                                         NYCOMED AMERSHAM plc

                                         By: /s/ Giles Kerr
                                            ------------------------------
                                            Name:  Giles Kerr
                                            Title: Finance Director


                                         PHARMACIA CORPORATION

                                         By: /s/ Christopher J. Coughlin
                                            ------------------------------
                                            Name:  Christopher J. Coughlin
                                            Title: Chief Financial Officer